Exhibit 10.15

This is a translation of the original text in Chinese

Intellectual Properties Purchase Option Agreement

This Intellectual Properties Purchase Option Agreement (this “Agreement”) is entered into on March 1, 2012 in Shenzhen, by and between:

Party A: Shenzhen Xunlei Networking Technologies Co., Ltd.

Legal Address: 7th and 8th Floor, Building 11, Shenzhen Software Park,  Ke Ji Zhong Er Road, Nanshan District, Shenzhen, Guangdong, PRC.

Party B: Giganology (Shenzhen) Ltd.

Legal Address: Room 802, Building 11, Shenzhen Software Park, Central District of High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC.

(Collectively, the “Parties”)

Whereas:

1.                                      Party A and Party B have entered into, on September 16, 2005, an Exclusive Technology Consulting and Training Agreement and an Exclusive Technology Support and Services Agreement, and have entered into, on November 15, 2006, a Supplemental Agreement to the Exclusive Technology Consulting and Training Agreement, a Supplemental Agreement to the Exclusive Technology Support and Services Agreement, a Trademark and Domain Name Purchase Option Agreement and a Software Proprietary Technology License Contract and entered into, on January 2, 2011, a Supplemental Agreement to the Trademark and Domain Name Purchase Option Agreement (together with the Trademark and Domain Name Purchase Option Agreement, the “Original Purchase Option Agreement” ).

2.                                      Party A has the title or the application rights to the trademarks, domain names, copyrights and patents as set forth in the Schedule to this Agreement.

3.                                      To ensure the due performance of the abovementioned contracts and agreements as well as the good cooperative relationship between the Parties, Party A intends to grant Party B an option to purchase the Intellectual Properties (defined below) from Party A, each subject to the terms and conditions of this Agreement.

The Parties hereby agree:

1.                                      Grant of Call Option

Party A hereby grants Party B an irrevocable and exclusive call option (the “Option”), whereby Party B and/or any person nominated by Party B may purchase at any time during the Term of the Option (as defined below) the Trademarks, Domain Names from Party A the registered trademarks, domain names, copyrights and patents as set forth in the Schedule to this Agreement and all trademarks, domain names, copyrights and patents applied for registration after Party A’s execution of this Agreement, (collectively, “Intellectual Properties”), subject to the terms and conditions of this Agreement.

2.                                      Term of Option

Party B and/or any person nominated by Party B may exercise the Option within a term of ten (10) years from the date upon which this Agreement becomes effective (the “Term of the Option”). The Parties hereby agree that as long as the Intellectual Properties are not transferred to Party B and/or any person nominated by Party B and Party A is in existence, the Term of the Option will be automatically extended for another ten (10) years.

3.                                      Option Price

Party B will pay Party A at the time of Party B’s exercising of the Option RMB1.00 or the minimum consideration as permitted by the law then effective (the “Option Price”), which price includes (i) the price for grant of the Option from Party A to Party B under Article 1 of this Agreement; and (ii) the price to purchase the Intellectual Properties by Party B exercising the Option.

4.                                      Exercise of Option

4.1                               The Parties agree, subject to the permission by the PRC laws, Party B and/or any person nominated by Party B may exercise the all or any part of the Option at any time during the Term of the Option.

4.2                               Party B may transfer the Option or create any security interest in favor of any third party upon the Option, each without prior consent of Party A.

4.3                              Upon its exercising all or any part of the Option, Party B and/or any person nominated by Party B will issue a written notice to Party A setting forth the Intellectual Properties underlying the Option so exercised (the “Exercise Notice”).

4.4                               Upon receipt of the Exercise Notice, Party A will take all actions and sign all documents necessary to transfer the relevant Intellectual Properties to Party B and/or any person nominated by Party B, as well as to effect requisite re-registration procedures with competent intellectual property administrative agencies.

5.                                      Representations and Warranties

Party A hereby represents and warrants to Party B as follows:

5.1                               Unless with prior written consent from Party B, it is the legal and beneficial owner of the Intellectual Properties throughout the Term of the Option;

5.2                               There is no security or any other third-party interests created by it upon the Intellectual Properties;

5.3                               It grants the Option on exclusive basis and, without prior written consent from Party B, will not enter into any negotiation or agreement with any other party in respect of the transfer of the Intellectual Properties during the Term of the Option;

5.4                               It will use the Intellectual Properties legally and duly during the Term of the Option. During the term of this Agreement, it will not make any impairment to the validity or ownership of the Intellectual Properties, or take any action that may possibly contribute to or cause the de-registration of the Intellectual Properties;

5.5                               It will apply to the authorities in charge in a timely manner for the registration of all the intellectual properties that is related to its operation and it will ensure the intellectual properties that is registered or newly applied for registration do not infringe third party rights; in addition, Party A will actively and effectively defend any third party’s act or claim that infringes its own Intellectual Properties;

5.6                               None of its execution and performance of this Agreement will conflict with or breach any agreements to which it is a party or any Chinese laws and regulations;

5.7                               It will make active efforts to assist Party B in processing any and all procedures necessary to receive approval or complete re-registration for the exercise of the Option;

5.8                               It will make active efforts to cooperate with Party B such that Party B will obtain all the sole and exclusive purchase rights of the ownership and the application rights of the intellectual properties of Party A’s relevant subsidiaries and Party B to enter into the agreements in the form that is substantially the same as this Agreement with Party A’s relevant subsidiaries.

5.9                               It will be in compliance with Chinese laws and regulations throughout the Term of the Option;

5.10                        It will maintain its legal and valid existence and operations during the Term of the Option; and

5.11                        During the term of this Option, it will provide all documents and information requested by Party B and allow access to its business premises at any time by any employees or representatives of Party B.

6.                                      Confidentiality

6.1                               Each Party will, and will procure any of its agents, management or employees to, have the obligation to keep in confidence any and all information it receives from the other Party (the “Confidential Information”), and will not disclose any such information to any other party unless with consent of the other Party or as required by the order of any court, government or regulatory authority having jurisdiction.

6.2                               Notwithstanding the provisions under Section 6.1, the non-disclosure obligation provided hereunder is not applicable to any information which:

(a)                                 Is available to the public not by any willful misconduct, neglect or omission of the receiving Party or any of its agents, consultants, directors, officials, employees or representatives;

(b)                                 Is disclosed under requirements of applicable laws, or regulations or rules from competent government, statutory or regulatory agencies; and

(c)                                  Is disclosed by any Party to any of its banks, financial advisors, consultants, counsels or other advisors for purpose of this Agreement.

6.3                               Each of the Parties will take reasonable measures to ensure the Confidential Information is made available to its employees and directors only on as-need basis and such employees and directors are subject to similar non-disclosure obligations for the benefit of the Parties.

6.4                               The non-disclosure obligations under this Article 6 will survive the termination of this Agreement for unlimited time, unless any Confidential Information becomes available to the public as aforesaid.

7.                                      Events of Default

If Party A breaches any provision of this Agreement, it will be liable for any and all losses, damages, costs or expenses incurred by Party B.

8.                                      Termination

This Agreement may be terminated:

(1)                                 Upon expiration of the Term of the Option and Party B agrees to waive any extension thereof;

(2)                                 If all of the Party A’s equity interests have been transferred to Party B and/or any of its nominees; or

(3)                                 Upon agreement of the Parties in writing.

9.                                      Entire Agreement

This Agreement together with the schedules attached hereto constitute all agreements of the Parties on the subject matter of this Agreement, replacing and terminating any and all oral and written discussions, negotiations, notices, memorandums, documents and agreements made by the Parties on such subject matter, including the Original Purchase Option Agreement.  This Agreement may not be amended without consent of the Parties in writing.

10.                               Assignment

10.1                        Unless otherwise expressly provided under this Agreement, without the prior written consent of the other Party, neither Party may assign any of its rights and obligations under this Agreement to any third party.  Any attempt to assign any of its rights, obligations or liabilities under this Agreement by either Party without prior consent from the other Party is null and void.

10.2                        Notwithstanding the aforesaid, subject to all Parties’ consent, Party B may assign its rights and obligations to a third party without Party A’s written consent. Party A shall execute a necessary supplemental agreement with the assignee according to Party B’s request.

11.                               Further Warranties

Each of the Parties will, and will procure any other persons, companies or branches (if necessary) to, sign any other documents, agreements and deeds, and do any other actions and things within its powers, that are necessary to make the provisions of this Agreement have full effect.

12.                               Severability and Enforceability

12.1                     If one or more provisions under this Agreement is declared or held illegal or invalid by any competent authority officially or otherwise, or unenforceable under applicable laws of any jurisdiction, then:

(1)                                 This provision will be deemed severable from the remainder of this Agreement which will continue to have effect;

(2)                                 Without prejudice to the right of appealing to competent authority in respect of the status of such provision, such invalid and unenforceable provision will be excluded from this Agreement; provided, however, that if such exclusion will materially affect or change the commercial basis of this Agreement, the Parties will agree in good faith to replace the invalid or unenforceable provision with a new provision; provided, further, that such new provision will be effective, enforceable, and is capable to achieve the object most approximate to that of the invalid or unenforceable provision.

12.2                     If any applicable law prevents or restricts performance of all or any part of this Agreement, or affect any rights of any Party under this Agreement, the Parties agree to ensure full entitlement and performance of the rights and obligations under this Agreement by entering into another agreement containing commercials terms similar to those under this Agreement.

13.                               Notices

13.1                         All the notices given by each Party to the other Party under this Agreement shall be delivered to the following addresses of the other Party in person, or by facsimile, pre-paid registered mail or recognized courier.  Such addresses or facsimile numbers may be changed from time to time. The original address and facsimile number of each Party is:

Party A: Shenzhen Xunlei Networking Technologies Co., Ltd.

Telephone:

Facsimile:

Address:                         7 and 8 Floor, Building 11, Shenzhen Software Park,  Ke Ji Zhong

Er Road, Nanshan District, Shenzhen, Guangdong, PRC.

Party B:                           Giganology (Shenzhen) Ltd.

Telephone:

Facsimile:

Address:                         Room 802, Building 11, Shenzhen Software Park, Central District of

High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC

13.2                        All notices and communications will be deemed given:

(1)                                 If by person, on the day it is delivered; or

(2)                                 If by pre-paid post, on the fifth (5) business day after it is mailed; or

(3)                                 If by facsimile, on the receipt of the reporting confirming successful transmission; or

(4)                                 If by express courier, on the third business day after it is deposited with the courier.

The notices or communications will be deemed given if there is evidence that it is delivered by person, or by a mail with the correct mailing address and postage prepaid, or by facsimile which is confirmed successful, or by courier when the package including the notice or communication is correctly addressed and deposited with the courier.

14.                               Waiver

Failure or delay to enforce any of its powers or remedies by any Party under this Agreement will not operate as its waiver of such powers or remedies.  Partial or single exercise of such powers or remedies will not prevent its other or further exercise of such powers or remedies.  The powers under this Agreement are accumulative and non-exclusive of any powers or remedies available under laws.

15.                               Governing Laws and Jurisdiction

15.1                        This Agreement is governed by and construed in accordance with the Chinese laws.

15.2                        Any dispute arising from the execution, performance, termination or validity of this Agreement or in connection with this Agreement shall be resolved by both Parties through friendly negotiations and, if negations fail, shall be submitted to China International Trade and Economic Arbitration Commission South China Sub-commission (“CIETAC South China Sub-commission”) for arbitration according to its then effective rules and proceeding. The arbitration shall be conducted in Shenzhen. There will be one arbitrator who shall be appointed by the CIETAC South China Sub-commission according to above mentioned rules and proceeding. The arbitral award is final and binding upon the Parties. Unless otherwise provided by the arbitral award, the losing Party shall assume all the costs and expenses of arbitration and reimburse all the costs and expenses of arbitration incurred by the winning Party. If either Party needs to file a lawsuit for enforcement of the arbitral award, the losing Party shall reimburse the other Party for all reasonable expenses and legal fee so incurred by the other Party. During the period from the submission of dispute for arbitration to the rendering of arbitral award, both Parties shall continue to perform their obligations hereunder without prejudice to the final judgment made based on the aforesaid arbitral award.

16.                               Counterpart

This Agreement may be signed in multiple counterparts. Each signed counterpart shall be deemed as a original copy of this Agreement. Each and all of the counterparts shall be deemed as identical legal documents.

17.                               Miscellaneous

17.1                        This Agreement is signed and become effective on the date first written above. The Parties agree and confirm the terms and conditions of this Agreement be effective from November 15, 2006. This Agreement shall replace the Original Purchase Option Agreement upon the effectiveness of this Agreement.

17.2                        This Agreement will be effective for ten (10) years from the date upon which this Agreement becomes effective. The Parties hereby agree that as long as the Intellectual Properties as specified in this Agreement are not transferred to Party B and/or any person nominated by Party B and Party A is in existence, this Agreement will be automatically extended for another ten (10) years.

17.3                        This Agreement is written in Chinese in two original copies with same legal effect, each Party holding one copy.

17.4                        Any matter that is not provided under this Agreement will be separately negotiated by the Parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Party A: Shenzhen Xunlei Networking Technologies Co., Ltd.

By:	/s/ Zou Shenglong
Legal/Authorized representative (Affixed with the common seal)
[Affixed with company seal]

Party B: Giganology (Shenzhen) Ltd.

By:	/s/ Zou Shenglong
Legal/Authorized representative (Affixed with the common seal)
[Affixed with company seal]

Schedule 1 Trademarks

Schedule 2: Domain

Schedule 3: Copyrights

Schedule 4: Patents

Supplemental Agreement to Intellectual Properties Purchase Option Agreement

This Supplemental Agreement to Intellectual Properties Purchase Option Agreement (this “Supplemental Agreement”), dated March 10, 2014, is made in Shenzhen by and between:

Party A: Shenzhen Xunlei Networking Technologies Co., Ltd.

Legal Address: 7th and 8th Floor, Building 11, Shenzhen Software Park,  Ke Ji Zhong Er Road, Nanshan District, Shenzhen, Guangdong, PRC.

Party B: Giganology (Shenzhen) Ltd.

Legal Address: Room 802, Building 11, Shenzhen Software Park, Central District of High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC.

(Collectively, the “Parties”)

WHEREAS:

(1)                   The Parties have entered into an Intellectual Properties Purchase Option Agreement on March 1, 2012 (the “Original Intellectual Property Purchase Option Agreement”);

(2)                   The Parties through friendly negotiation and based on the principle of equality and mutual benefit, agree to enter into this Supplemental Agreement to amend and supplement the Original Intellectual Properties Purchase Option Agreement.

The Parties hereby agree:

1.                        To delete and replace Section 1 of the Original Intellectual Properties Purchase Option Agreement with the following provision:

1.  Grant of Purchase Option

Party A hereby grants Party B an irrevocable and exclusive call option (the “Option”), whereby Party B and/or any person nominated by Party B may purchase at any time during the Term of the Option (as defined below) from Party A the trade name, proprietary technology held by Party A, the registered trademarks, domain names, copyrights and patents held by Party A as set forth in the Schedule to this Agreement and all trademarks, domain names, copyrights and patents that will be submitted for registration after Party A’s execution of this Agreement, (collectively, “Intellectual Properties”), subject to the terms and conditions of this Agreement.

2.                        Unless otherwise stated in this Supplemental Agreement, the terms applied in this Supplemental Agreement have the same meaning as given to them in the Original Intellectual Properties Purchase Option Agreement.

3.                        This Supplemental Agreement becomes effective upon its execution by the Parties on the date first written above. This Supplemental Agreement is a supplement to the provisions in the Original Intellectual Properties Purchase Option Agreement and shall have the same legal effect as the Original Intellectual Property Purchase Option Agreement. This Supplemental Agreement shall prevail should there be any conflict with the Original Intellectual Property Purchase Option Agreement.

4.                        This Supplemental Agreement is executed in Chinese in two (2) counterparts with the same legal effect, each Party holding one counterpart.

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(Execution Page)

Party A: /s/ Giganology (Shenzhen) Ltd.

Party B: /s/ Shenzhen Xunlei Networking Technologies Co., Ltd.